Exhibit 21.1
THE SHAW GROUP INC.
50% AND GREATER OWNED SUBSIDIARIES
(Updated as of October 26, 2011)
NO.	ENTITY NAME

1	Aiton & Co Limited

2	American Eagle Design-Build Studio LLC

3	American Plastic Pipe and Supply, L.L.C.

4	Arlington Avenue E Venture, LLC

5	Atlantic Contingency Constructors, LLC

6	B.F. Shaw, Inc.

7	Badger Licensing LLC

8	Badger Technologies, L.L.C.

9	Badger Technology Holdings, L.L.C.

10	Bellefontaine Gas Producers, LLC

11	Bellefontaine Leachate Services, LLC

12	Benicia North Gateway II, L.L.C.

13	C.B.P. Engineering Corp.

14	Camden Road Venture, LLC

15	Cleanup Oversight Partners

16	Coastal Consultoria Ambiental Ltda.

17	Coastal Estuary Services, L.L.C.

18	Coastal Infrastructure Solutions, LLC

19	Coastal Planning & Engineering, Inc.

20	Cojafex B.V.

21	Convey All Bulk, L.L.C.

22	EDS Equipment Company, LLC

23	EMCON/OWT, Inc.

24	Emergency Response Services, LLC

NO.	ENTITY NAME

25	Environmental Solutions (Cayman) Ltd.

26	Environmental Solutions Holding Ltd.

27	Environmental Solutions Ltd.

28	Environmental Solutions of Ecuador S.A. Envisolutec

29	ES3 – EBSE Shaw Spool Solutions Fabricacao de Sistemas de Tubulacao Ltda

30	Field Services Canada Inc.

31	Field Services, LLC

32	Findlay Inn Limited Partnership

33	Ft. Leonard Wood Management Company, L.L.C.

34	GFM Real Estate LLC

35	GHG Solutions, Inc.

36	Great Southwest Parkway Venture, LLC

37	Greater Baton Rouge Ethanol, L.L.C.

38	High Desert Support Services, LLC

39	HL Newhall II, L.L.C.

40	HMM-Shaw J.V.

41	Holding Manufacturas Shaw South America, C.A.

42	Integrated Site Solutions, L.L.C.

43	International Consultants, L.L.C.

44	IT Holdings Canada, Inc.

45	Jernee Mill Road, L.L.C.

46	Kato Road II, L.L.C.

47	KB Home/Shaw Louisiana LLC

48	Kings Bay Support Services, LLC

49	KIP I, L.L.C.

50	LandBank Baker, L.L.C.

NO.	ENTITY NAME

51	LandBank Properties, L.L.C.

52	LFG Specialties, L.L.C.

53	Liquid Solutions (Bridgeton), LLC

54	Liquid Solutions LLC

55	Lone Star Fabricators, Inc.

56	Manufacturas Shaw South America, C.A.

57	Millstone River Wetland Services, L.L.C.

58	Newburg-Perini/S&W

59	Northeast Plaza Venture I, LLC

60	Norwood Venture I, L.L.C.

61	Nuclear Energy Holdings, L.L.C.

62	Nuclear Technology Solutions, L.L.C.

63	Otay Mesa Ventures II, L.L.C.

64	Pacific Support Group LLC

65	Pike Properties I, Inc.

66	Pike Properties II, Inc.

67	Pipework Engineering and Developments Limited

68	Plattsburg Venture, L.L.C.

69	Prospect Industries (Holdings) Inc.

70	PT Stone & Webster Indonesia

71	Raritan Venture I, L.L.C.

72	S C Woods, L.L.C.

73	SELS Administrative Services, L.L.C.

74	Shaw A/DE, Inc.

75	Shaw Aiton Australia Pty Limited

76	Shaw Alaska, Inc.

NO.	ENTITY NAME

77	Shaw Alloy Piping Products, LLC

78	Shaw Americas, L.L.C.

79	Shaw APP Tubeline, Inc.

80	Shaw AREVA Mox Services, LLC

81	Shaw Asia Company, Limited

82	Shaw Beale Housing, L.L.C.

83	Shaw Beneco, Inc.

84	Shaw Biofuels, L.L.C.

85	Shaw California, L.L.C.

86	Shaw Canada L.P.

87	Shaw Capital (Cayman)

88	Shaw Capital, LLC

89	Shaw CENTCOM Services, L.L.C.

90	Shaw CMS, Inc.

91	Shaw Coastal, Inc.

92	Shaw Connex, Inc.

93	Shaw Constructors, Inc.

94	Shaw Consultants International Limited

95	Shaw Consultants International, Inc.

96	Shaw Dunn Limited

97	Shaw E & I International Ltd.

98	Shaw E & I Investment Holdings, Inc.

99	Shaw East Tennessee Solutions, LLC

100	Shaw Energy & Chemicals France SAS

101	Shaw Energy & Chemicals International, Inc.

102	Shaw Energy & Chemicals Limited

NO.	ENTITY NAME

103	Shaw Energy & Chemicals, Inc.

104	Shaw Energy Services, Inc.

105	Shaw Environmental & Infrastructure International, LLC

106	Shaw Environmental & Infrastructure Massachusetts, Inc.

107	Shaw Environmental & Infrastructure, Inc.

108	Shaw Environmental International, Inc.

109	Shaw Environmental Liability Solutions, L.L.C.

110	Shaw Environmental, Inc.

111	Shaw Europe, Inc.

112	Shaw Export Company, S. de R. L. de C.V.

113	Shaw Fabrication & Manufacturing International, Inc.

114	Shaw Fabrication & Manufacturing, Inc.

115	Shaw Fabricators, Inc.

116	Shaw Facilities, Inc.

117	Shaw Far East Services, LLC

118	Shaw Field Services, LLC

119	Shaw FMG, LLC

120	Shaw Fronek Company (FCI), LLC

121	Shaw Fronek Power Services, Inc.

122	Shaw Ft. Leonard Wood Housing II, L.L.C.

123	Shaw Ft. Leonard Wood Housing, L.L.C.

124	Shaw GBB International, LLC

125	Shaw GBB Maintenance, Inc.

126	Shaw GBB, LLC

127	Shaw Global Energy Services, LLC

128	Shaw Global Offshore Services, Inc.

NO.	ENTITY NAME

129	Shaw Global Services, LLC

130	Shaw Global, L.L.C.

131	Shaw Group Power Limited

132	Shaw Group UK Holdings

133	Shaw Group UK International Services, Ltd.

134	Shaw Group UK Limited

135	Shaw GRP of California

136	Shaw Hanscom Housing, L.L.C.

137	Shaw Heat Treating Service, C.A.

138	Shaw Home Louisiana, Inc.

139	Shaw India Limited

140	Shaw Industrial Supply Co., LLC

141	Shaw Infrastructure, Inc.

142	Shaw Intellectual Property Holdings, LLC

143	Shaw International Management Services Two, Inc.

144	Shaw International, Inc.

145	Shaw International, Ltd.

146	Shaw JV Holdings, L.L.C.

147	Shaw Lancas, C.A.

148	Shaw Liquid Solutions LLC

149	Shaw Little Rock Housing, L.L.C.

150	Shaw Maintenance, Inc.

151	Shaw Managed Services, LLC

152	Shaw Management Services One, Inc.

153	Shaw Manpower, S. de R.L. de C.V.

154	Shaw Matamoros Fabrication and Manufacturing, S. de R.L. de C.V.

NO.	ENTITY NAME

155	Shaw Mexican Holdings, S. de R.L. de C.V.

156	Shaw Mexico Employment Recruiters, S. de R.L. de C.V.

157	Shaw Mexico Real Estate Holdings, S. de R.L. de C.V.

158	Shaw Mexico, L.L.C.

159	Shaw Mid States Pipe Fabricating, Inc.

160	Shaw Morgan City Terminal, LLC

161	Shaw NAPTech, Inc.

162	Shaw NC Company, Inc.

163	Shaw North Carolina, Inc.

164	Shaw Northeast Housing, L.L.C.

165	Shaw Northwest Housing, L.L.C.

166	Shaw Nuclear Energy Holdings (UK), Inc.

167	Shaw Nuclear Services, Inc.

168	Shaw Overseas (Far East) Ltd.

169	Shaw Overseas (Middle East) Ltd.

170	Shaw Pacific Pte. Ltd.

171	Shaw Pipe Supports, LLC

172	Shaw Power Delivery Systems, Inc.

173	Shaw Power International, Inc.

174	Shaw Power Services Group, L.L.C.

175	Shaw Power Services, LLC

176	Shaw Power Technologies, Inc.

177	Shaw Power, Inc.

178	Shaw Process and Industrial Group, LLC

179	Shaw Process Fabricators, Inc.

180	Shaw Project Services Group, Inc.

NO.	ENTITY NAME

181	Shaw Property Holdings, LLC

182	Shaw Remediation Services, L.L.C.

183	Shaw Rio Grande Holdings, L.L.C.

184	Shaw Rio Grande Valley Fabrication & Manufacturing, L.L.C.

185	Shaw Services, L.L.C

186	Shaw SKE&C Middle East Ltd.

187	Shaw SSS Fabricators, Inc.

188	Shaw Stone & Webster Arabia Co., Ltd.

189	Shaw Sunland Fabricators, LLC

190	Shaw Transmission & Distribution Services International, Inc.

191	Shaw Transmission & Distribution Services, Inc.

192	Shaw Tulsa Fabricators, Inc.

193	SHAW-AIM, JV

194	Shaw-Gemmo Egypt, LLC

195	Shaw-Robotic Environmental Services, L.L.C.

196	So-Glen Gas Co., LLC

197	Stone & Webster Asia, Inc.

198	Stone & Webster Canada Holding One (N.S.), ULC

199	Stone & Webster Canada Holding Two, Inc.

200	Stone & Webster Construction Services, L.L.C.

201	Stone & Webster Construction, Inc.

202	Stone & Webster Engineering (Thailand) Ltd.

203	Stone & Webster Holding One, Inc.

204	Stone & Webster Holding Two, Inc.

205	Stone & Webster International B.V.

206	Stone & Webster International Holdings, Inc.

NO.	ENTITY NAME

207	Stone & Webster International, Inc.

208	Stone & Webster Massachusetts, Inc.

209	Stone & Webster Mauritius Limited

210	Stone & Webster Michigan, Inc.

211	Stone & Webster Process Technologies B.V.

212	Stone & Webster Process Technology, Inc.

213	Stone & Webster Services, L.L.C.

214	Stone & Webster, Inc.

215	Stone & Webster/Fluor Daniel JV

216	The LandBank Group, Inc.

217	The Shaw Group Inc.

218	The Shaw Group International Inc.

219	The Shaw Group UK 1997 Pension Scheme Limited

220	The Shaw Group UK 2001 Pension Plan Limited

221	The Shaw Group UK Pension Plan Limited

222	TVL Lender II, Inc.

223	United Conversion Services, LLC

224	Whessoe Piping Systems Limited

225	Whippany Venture I, L.L.C.

226	World Industrial Constructors, Inc.